        ===============================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ______________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      Bottomline Technologies (de), Inc.
            (Exact Name of Registrant as Specified in Its Charter)


              Delaware                                      02-0433294
  (State or Other Jurisdiction of                       (I.R.S. Employer
   Incorporation or Organization)                      Identification No.)

155 Fleet Street, Portsmouth, New Hampshire                   03801
  (Address of Principal Executive Offices)                  (Zip Code)

                           2000 Stock Incentive Plan
                           (Full Title of the Plan)

                               Daniel M. McGurl
        Chairman of the Board of Directors and Chief Executive Officer
                      Bottomline Technologies (de), Inc.
                               155 Fleet Street
                        Portsmouth, New Hampshire 03801
                    (Name and Address of Agent For Service)

                                (603) 436-0700
         (Telephone Number, Including Area Code, of Agent for Service)

        ===============================================================

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
                                               Proposed Maximum           Proposed Maximum
Title of Each Class         Amount to be        Offering Price           Aggregate Offering        Amount of
of Securities to be          Registered           Per Share                    Price            Registration Fee
Registered
----------------------------------------------------------------------------------------------------------------------------
Common Stock $.001
par value per share     1,619,992 (1) shares       $ 4.25 (2)              $6,884,966.00 (2)         $ 1,721.24 (2)
----------------------------------------------------------------------------------------------------------------------------

(1) Consists of an additional 1,619,992 shares issuable under the 2000 Stock Incentive Plan pursuant to the terms of such plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of the common stock as reported on The Nasdaq National Market on July 9, 2001.

                              Page 1 of 4 pages.
                        Exhibit Index begins on page 4.

                    STATEMENT OF INCORPORATION BY REFERENCE

    This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-50202, filed by the Registrant on November 17, 2000 relating to the Registrant's 2000 Stock Incentive Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Portsmouth, State of New Hampshire, on the 13th day of July, 2001.

                            BOTTOMLINE TECHNOLOGIES (de), INC.

                            By:    /s/ Daniel M. McGurl
                                   ----------------------------------
                                   Daniel M. McGurl
                                   Chief Executive Officer


                       POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Bottomline Technologies (de), Inc., hereby severally constitute Daniel M. McGurl, Robert A. Eberle and John A. Burgess Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Bottomline Technologies (de), Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated below and on the 13th day of July, 2001.

Signature                    Title
---------                    -----

/s/ Daniel M. McGurl         Chairman of the Board and Chief
-------------------------    (Principal Executive Officer)
Daniel M. McGurl             Executive Officer

/s/ Joseph L. Mullen         President and Director
-------------------------
Joseph L. Mullen

/s/ Robert A. Eberle         Executive Vice President, Chief Financial Officer,
-------------------------    Chief Operating Officer, Secretary and Director
Robert A. Eberle             (Principal Financial and Accounting Officer)

/s/ James L. Loomis          Director
-------------------------
James L. Loomis

/s/ Joseph L. Barry, Jr.     Director
-------------------------
Joseph L. Barry, Jr.

/s/ Dianne Gregg             Director
-------------------------
Dianne Gregg

/s/ James W. Zilinski        Director
------------------------
James W. Zilinski

                               INDEX TO EXHIBITS

Number         Description
------         -----------

4.1(1)         Amended and Restated Certificate of
               Incorporation of the registrant

4.2(1)         Amended and Restated By-laws of the registrant

4.3(1) Specimen stock certificate of common stock of the registrant

5.1 Opinion of Hale and Dorr LLP, counsel to the registrant

23.1 Consent of Ernst & Young LLP, independent auditors

23.2 Consent of Ernst & Young LLP, independent auditors

23.3 Consent of Smith & Williamson, independent auditors

23.4           Consent of Hale and Dorr LLP
               (included in Exhibit 5.1)

24.1           Power of attorney (included in the
               signature pages of this registration
               statement)

____________

(1) Previously filed with the Securities and Exchange Commission as an Exhibit to the registrant's registration statement on Form S-1, as amended (File No. 333-67309), and incorporated herein by reference.